                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated September 8, 1997 and to all references to our Firm, included in Weeks Corporation's Current Report on Form 8-K dated October 3, 1997, and filed on October 6, 1997, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-96534), Form S-3 (File No. 333-1106), Form S-3 (File No. 333-32755), Form S-8 (File No. 333-1108) and Form
S-8 (File No. 333-18305).

                                                /s/ Arthur Andersen LLP


Atlanta, Georgia
October 7, 1997